Exhibit 23.3

Assentsure PAC UEN – 201816648N 80 South Bridge Road, #06-02 Golden Castle Building, Singapore 058710 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of NFT Limited on Amendment No. 2 to the Form F-4 (File No. 333-268865) of our report dated April 17, 2023 relating to the consolidated financial statements of Takung Art Co., Ltd. for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in such Prospectus/Proxy Statement.

/s/ Assentsure PAC

Assentsure PAC

Singapore

April 20, 2023